1313 North Market Street	302 984-6000	Phone
P.O. Box 951	302 658-1192	Fax
Wilmington, DE 19899-0951

www.potteranderson.com

October 22, 2008

Nord Resources Corporation
1 West Wetmore Road
Suite 203
Tucson, Arizona

Attention: Mr. John T. Perry, Chief Executive Officer

Ladies and Gentlemen:

Nord Resources Corporation – Registration Statement

     We have acted as special Delaware counsel to Nord Resources Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, on October 19, 2007, as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on November 26, 2007, Pre-Effective Amendment No. 2 thereto filed with the SEC on December 14, 2007, Post-Effective Amendment No. 1 thereto filed with the SEC on Form S-1 on October 6, 2008, Post-Effective Amendment No. 2 thereto filed with the SEC on October 15, 2008 and Post-Effective Amendment No. 3 thereto filed with the SEC on October 24, 2008 (as so amended, the “Registration Statement”). The Registration Statement relates to the registration of the following shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”):

  up to 30,666,700 shares of Common Stock (the “SW Shares”) issued to certain Selling Stockholders, without the payment of any additional consideration, upon the conversion of 30,666,700 special warrants (the “Special Warrants”) that were offered and sold in an unregistered private placement that closed on June 5, 2007;

  up to 15,333,350 shares of Common Stock (the “SW Warrant Shares”) issuable to certain Selling Stockholders upon the exercise of common stock purchase warrants (the “SW Warrants”) which in turn were issued upon the conversion of the Special Warrants;

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October 22, 2008

  up to 1,840,002 shares of Common Stock (the “Compensation Option Shares”) issuable to certain Selling Stockholders upon the exercise of stock options (the “Compensation Options”) issued in partial consideration of services rendered in connection with the unregistered private placement of the Special Warrants;

  up to 843,590 shares of Common Stock (the “Warrant Shares”) issuable to certain Selling Stockholders upon the exercise of outstanding common stock purchase warrants (the “Warrants”);1 and up to 6,206,063 outstanding shares of Common Stock (the “Shares”) held by certain Selling Stockholders.2

     For the purpose of rendering our opinion as stated herein, the Company has furnished to us, and we have reviewed, the following documents:

(i)	The Registration Statement;

(ii)

The Certificate of Incorporation of the Company as filed with the Secretary of the State of Delaware (the “Secretary of State”) on January 18, 1971; the Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Secretary of State on May 21, 1981; the Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Secretary of State on April 8, 1987; the Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Secretary of State on October 11, 1996; the Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Secretary of State on January 13, 1997; the Certificate of Merger of the Company as filed with the Secretary of State on February 14, 2001; the Certificate of Renewal and Revival of the Certificate of Incorporation of the Company as filed with the Secretary of State on October 14, 2004; and the Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Secretary of State on May 8, 2007;

(iii)

The Amended and Restated Bylaws of the Company, as filed with the Securities and Exchange Commission on the Company’s Annual Statement on Form 10-K for the fiscal year ended December 31, 1994 and as incorporated by reference in the Company’s Annual Statement on Form

___________________________________________________
1 The Warrants in question are those covered by the documents referenced below numbered (lvii), (lxiii) and (lxv) – (lxx).
2 The Shares in question are shares of Common Stock issued pursuant to the documents referenced below numbered (xxxvi), (xxxviii), (xxxix), (xliii), (xliv), (lxi), (lxiv), (lxxi) –(lxxxvii), in each case as more fully described in the Registration Statement in the notes to the table labeled “Calculation of Registration Fee.”

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October 22, 2008

10-K for the Company’s fiscal year ended December 31, 1999, and Amendment No. 1 to the Amended and Restated Bylaws of Company, as filed with the Securities and Exchange Commission on the Company’s Annual Statement on Form 10-K for the fiscal year ended December 31, 1999, which we assume constitute the Bylaws of the Company as in effect as of the date hereof (the “Bylaws”);

(iv)	A Certificate of Good Standing dated October 22, 2008, issued by the Secretary of State with respect to the Company;

(v)	The unanimous written consent of the Board of Directors (the “Board”) of the Company, dated October 20, 2003;

(vi)	The unanimous written consent of the Board dated July 1, 2004;

(vii)	The unanimous written consent of the Board, dated August 19, 2004;

(viii)	The unanimous written consent of the Board, dated October 4, 2004;

(ix)	The unanimous written consent of the Board dated April 22, 2005;

(x)	The unanimous written consent of the Board, dated June 21, 2005;

(xi)	The unanimous written consent of the Board, dated July 18, 2005;

(xii)	The unanimous written consent of the Board, dated October 17, 2005;

(xiii)	The unanimous written consent of the Board, dated November 3, 2005;

(xiv)	The unanimous written consent of the Board, dated April 17, 2006;

(xv)	The unanimous written consent of the Board, dated May 8, 2006;

(xvi)	The unanimous written consent of the Board, dated May 10, 2006;

(xvii)	The unanimous written consent of the Board, dated May 17, 2006;

(xviii)	The unanimous written consent of the Board, dated August 2, 2006;

(xix)	The unanimous written consent of the Board, dated August 14, 2006;

(xx)	The unanimous written consent of the Board, dated December 26, 2006;

(xxi)	The unanimous written consent of the Board, dated June 5, 2007;

(xxii)	The unanimous written consent of the Board, dated October 18, 2007;

(xxiii)	The minutes of the meeting of the Board held on September 25, 2006;

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October 22, 2008

(xxiv)	The minutes of the meeting of the Board held on January 15, 2007;

(xxv)	The minutes of the meeting of the Board held on January 29, 2007;

(xxvi)	The minutes of the meeting of the Board held on February 22, 2007;

(xxvii)	The minutes of the meeting of the Board held on April 30, 2007;

(xxviii)	The Agency Agreement, dated June 5, 2007, by and among the Company, Blackmont Capital Inc. and Salman Partners Inc., as the Agents;

(xxix)
The Special Warrant Indenture, dated as of June 5, 2007, by and among the Company, Blackmont Capital Inc., as the agent, and Computershare Trust Company of Canada, as the trustee, providing for the issuance of the Special Warrants (the “Special Warrant Indenture”);

(xxx)
The Share Purchase Warrant Indenture, dated as of June 5, 2007, by and between the Company and Computer Trust Company of Canada as the SW Warrant agent, providing for the issuance of the SW Warrants (the “SW Warrant Indenture”);

(xxxi)	The Registration Rights Agreement, dated as of June 5, 2007, by and among the Company, Blackmont Capital Inc. and Salmon Partners, Inc.;

(xxxii)	A form of stock certificate representing shares of Common Stock of the Company;

(xxxiii)	A form of certificate representing the Special Warrants attached as Schedule A to the Special Warrant Indenture;

(xxxiv)	A form of certificate representing the Compensation Options;

(xxxv)	A form of certificate representing the SW Warrants attached as Schedule A to the SW Warrant Indenture;

(xxxvi)	The Convertible Promissory Note, dated June 29, 2004, in the principal amount of $35,000 payable by the Company to Ronald A. Hirsch;

(xxxvii)
The Amendment to Amended and Restated Convertible Promissory Note, dated for reference June 29, 2004, in the principal amount of $35,000 payable by the Company to Ronald A. Hirsch, dated as of January 31, 2007, extending the maturity date of the indebtedness;

(xxxviii)
The Convertible Promissory Note, dated August 19, 2004, in the principal amount of $66,000 payable by the Company to Stephen D. Seymour; and the Amendment to the Convertible Promissory Note, dated August 19, 2004, in the principal amount of $66,000 payable by the Company to

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October 22, 2008

Stephen Seymour, effective as of February 23, 2007, extending the maturity date of the indebtedness;

(xxxix)
The Convertible Promissory Note, dated October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch; the Amendment to the Convertible Promissory Note, dated October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, effective as of September 26, 2005, extending the maturity date of the indebtedness; the Second Amendment to the Convertible Promissory Note, dated October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, effective as of November 30, 2005, extending the maturity date of the indebtedness; the Amended and Restated Convertible Promissory Note, dated for reference October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, dated as of August 14, 2006; the Amendment to the Amended and Restated Convertible Promissory Note, dated for reference October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, dated as of December 22, 2006; the Amendment to the Amended and Restated Convertible Promissory Note, dated for reference October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, dated as of January 15, 2007; the Amendment to the Amended and Restated Convertible Promissory Note, dated for reference October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, dated as of January 31, 2007; the Amendment to the Amended and Restated Convertible Promissory Note, dated for reference October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, dated as of February 23, 2007; and the Amendment to the Amended and Restated Convertible Promissory Note, dated for reference October 4, 2004, in the principal amount of $106,000 payable by the Company to Ronald A. Hirsch, dated as of April 30, 2007, which we assume was executed by Mr. Hirsch in the form reviewed by us;

(xl)	An Indicative Term Sheet, dated as of August 2005, in connection with a proposed bridge loan made by Auramet Trading, LLC (“Auramet”) to the Company in the amount of $3,500,000;

(xli)	The Secured Promissory Note, dated October 17, 2005, issued to Auramet in connection with a bridge loan made by Auramet to the Company in the principal amount of $2,850,000;

(xlii)	The Declaration dated February 23, 2007, between the Company and Auramet;

(xliii)	The Settlement Agreement and General Release between the Company and W. Pierce Carson dated April 22, 2005;

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October 22, 2008

(xliv)

The Revolving Line of Credit Agreement, between the Company and Ronald A. Hirsch and Stephen Seymour dated June 21, 2005; the Secured Promissory Note ($600,000) between the Company and Ronald A. Hirsch and Stephen Seymour dated June 21, 2005; and the Second Amended and Restated Revolving Line of Credit between the Company and Ronald A. Hirsch and Stephen Seymour dated November 8, 2005;

(xlv)

The Agreement between the Company, Ronald A. Hirsch and Stephen Seymour, dated May 5, 2006, extending the maturity date indebtedness under the Second Amended and Restated Revolving Line of Credit Agreement, among the Company and Ronald A. Hirsch and Stephen Seymour dated November 8, 2005 and the Convertible Promissory Notes between the Company and Ronald A. Hirsch, dated July 29, 2004 and October 4, 2004, as amended, and the Convertible Promissory Note between the Company and Stephen Seymour, dated August 19, 2004;

(xlvi)

The Agreement between the Company, Ronald Hirsch and Stephen Seymour, dated August 14, 2006, extending the maturity date indebtedness under the Second Amended and Restated Revolving Line of Credit Agreement, among the Company and Ronald A. Hirsch and Stephen Seymour dated November 8, 2005;

(xlvii)

The Restated Agreement Amending Revolving Line of Credit between the Company, Ronald Hirsch and Stephen Seymour, dated August 17, 2006, extending the maturity date indebtedness under the Second Amended and Restated Revolving Line of Credit Agreement, among the Company and Ronald A. Hirsch and Stephen Seymour dated November 8, 2005;

(xlviii)

The Amending Agreement dated September 29, 2006 among the Company, Ronald Hirsch and Stephen Seymour in respect of that certain $600,000 Revolving Line of Credit Agreement and that certain Secured Promissory Note, as previously amended, each dated for reference June 21, 2005;

(xlix)

The Amending Agreement dated December 22, 2006 among the Company, Ronald Hirsch and Stephen Seymour in respect of that certain $600,000 Revolving Line of Credit Agreement and that certain Secured Promissory Note, as previously amended, each dated for reference June 21, 2005;

(l)

The Amending Agreement dated January 15, 2007 among the Company, Ronald Hirsch and Stephen Seymour in respect of that certain $600,000 Revolving Line of Credit Agreement and that certain Secured Promissory Note, as previously amended, each dated for reference June 21, 2005;

(li)	The Amending Agreement dated January 31, 2007 among the Company,

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October 22, 2008

Ronald Hirsch and Stephen Seymour in respect of that certain $600,000 Revolving Line of Credit Agreement and that certain Secured Promissory Note, as previously amended, each dated for reference June 21, 2005;

(lii)

The Amending Agreement dated February 23, 2007 among the Company, Ronald Hirsch and Stephen Seymour in respect of that certain $600,000 Revolving Line of Credit Agreement and that certain Secured Promissory Note, as previously amended, each dated for reference June 21, 2005;

(liii)

The Amending Agreement dated April 30, 2007 among the Company, Ronald Hirsch and Stephen Seymour in respect of that certain $600,000 Revolving Line of Credit Agreement and that certain Secured Promissory Note, as previously amended, each dated for reference June 21, 2005;

(liv)

The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of November 8, 2005, by and among the Company, First American Title Insurance Company and Nedbank Limited (“Nedbank”);

(lv)	The Secured Promissory Note, dated November 8, 2005, issued to Nedbank in connection with a bridge loan made by Nedbank to the Company in the principal amount of $3,900,000;

(lvi)	The Modification Agreement, dated as of February 23, 2007, between the Company and Nedbank;

(lvii)	The Warrant Certificate (No. W2007-001), dated February 23, 1997, issued to Nedbank representing the right to purchase 174,000 shares of Common Stock of the Company;

(lviii)	The Warrant Amendment Agreement, dated effective October 5, 2006, between the Company and Ronald A. Hirsch;

(lix)	The Warrant Amendment Agreement, dated effective October 5, 2006, between the Company and Stephen D. Seymour;

(lx)

The Warrant Certificate, dated October 17, 2005, issued to Auramet in connection with a bridge loan from Auramet in the principal amount of 2,850,000 representing the right to purchase an unspecified number of shares of Common Stock of the Company at an exercise price equal to the average closing price of the Company’s Common Stock for the twenty trading days prior to April 17, 2006 (the “Original Warrant Certificate”);

(lxi)

The Warrant Certificate (No. 2005-W2), dated October 17, 2005, issued to Auramet in connection with a bridge loan from Auramet in the principal amount of $2,850,000 representing the right to purchase 250,000 shares of

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October 22, 2008

Common Stock of the Company (the "Second Original Warrant Certificate");

(lxii)

The Amended and Restated Warrant certificate (No. 2005-W2), dated as of April 17, 2006 with an effective date of October 17, 2005, issued to Auramet amending the terms of the Second Original Warrant Certificate (the “Amended Auramet Warrants”);

(lxiii)

The Warrant Certificate (No. W2006-11), dated November 8, 2005, issued to Nedbank representing the right to purchase an unspecified number of shares of the Company (the “November 8, 2005 Warrant Certificate”);

(lxiv)

The Warrant Certificate (No. W2006-19), dated April 17, 2006, issued to Auramet representing the right to purchase 256,410 shares of Common Stock of the Company and replacing the Original Warrant Certificate (the “Auramet Replacement Warrants”), which was exercised pursuant to the terms thereof on September 15, 2007;

(lxv)

The Warrant Certificate (No. W2006-20), dated May 8, 2006, issued to Nedbank representing the right to purchase 743,590 shares of Common Stock of the Company and replacing the November 8, 2005 Warrant Certificate;

(lxvi)	The Warrant Certificate (No. W2006-21), dated May 15, 2006, issued to Nedbank representing the right to purchase 75,000 shares of Common Stock of the Company;

(lxvii)	The Warrant Certificate (No. W2006-22), dated May 15, 2006, issued to Auramet representing the right to purchase 25,000 shares of Common Stock of the Company;

(lxviii)	The Warrant Certificate (No. W2006-24), dated September 30, 2006, issued to Nedbank representing the right to purchase 88,770 shares of Common Stock of the Company;

(lxix)	The Warrant Certificate (No. W2006-25), dated September 30, 2006, issued to Auramet representing the right to purchase 61,230 shares of Common Stock of the Company;

(lxx)	The Warrant Certificate (No.W2007-002), dated February 23, 2007, issued to Auramet representing the right to purchase 126,000 shares of Common Stock of the Company;

(lxxi)

The Warrant Certificate (No. W2005-001), dated April 22, 2005, issued to W. Pierce Carson representing the right to purchase 250,000 shares of Common Stock of the Company, which was exercised pursuant to the

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October 22, 2008

terms thereof on April 22, 2008;

(lxxii)
The Warrant Certificate (No.W2006-003), dated June 21, 2005, issued to Ronald A. Hirsch representing the right to purchase 50,000 shares of Common Stock of the Company with an expiration date of June 21, 2008, which was exercised pursuant to the terms thereof on June 11, 2008;

(lxxiii)
The Warrant Certificate (No.W2006-004), dated June 21, 2005, issued to Stephen D. Seymour representing the right to purchase 50,000 shares of Common Stock of the Company with an expiration date of June 21, 2008, which was exercised pursuant to the terms thereof on June 9, 2008;

(lxxiv)
The Warrant Certificate (No.W2006-005), dated June 29, 2005, issued to Ronald A. Hirsch representing the right to purchase 50,000 shares of Common Stock of the Company with an expiration date of June 29, 2008, which was exercised pursuant to the terms thereof on June 11, 2008;

(lxxv)
The Warrant Certificate (No.W2006-006), dated June 29, 2005, issued to Stephen D. Seymour representing the right to purchase 50,000 shares of Common Stock of the Company with an expiration date of June 28, 2008, which was exercised pursuant to the terms thereof on June 9, 2008;

(lxxvi)
The Warrant Certificate (No.W2006-007), dated July 8, 2005, issued to Ronald A. Hirsch representing the right to purchase 450,000 shares of Common Stock of the Company with an expiration date of July 8, 2008, which was exercised pursuant to the terms thereof on June 26, 2008;

(lxxvii)
The Warrant Certificate (No.W2006-008), dated July 8, 2005, issued to Stephen D. Seymour representing the right to purchase 450,000 shares of Common Stock of the Company with an expiration date of July 8, 2008, which was exercised pursuant to the terms thereof on June 9, 2008;

(lxxviii)
The Warrant Certificate (No.W2006-009), dated August 1, 2005, issued to Ronald A. Hirsch representing the right to purchase 200,000 shares of Common Stock of the Company with an expiration date of August 1, 2008, which was exercised pursuant to the terms thereof on July 25, 2008;

(lxxix)
The Warrant Certificate (No.W2006-010), dated August 1, 2005, issued to Stephen D. Seymour representing the right to purchase 200,000 shares of Common Stock of the Company with an expiration date of August 1, 2008, which was exercised pursuant to the terms thereof on July 31, 2008;

(lxxx)	The Warrant Certificate (No.W2006-011), dated September 22, 2005, issued to Ronald A. Hirsch representing the right to purchase 100,000 shares of Common Stock of the Company with an expiration date of

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September 22, 2008, which was exercised pursuant to the terms thereof on September 22, 2008;

(lxxxi)

The Warrant Certificate (No.W2006-012), dated September 22, 2005, issued to Stephen D. Seymour representing the right to purchase 100,000 shares of Common Stock of the Company with an expiration date of September 22, 2008, which was exercised pursuant to the terms thereof on September 17, 2008;

(lxxxii)

The Warrant Certificate (No.W2006-013), dated October 5, 2005, issued to Ronald A. Hirsch representing the right to purchase 30,000 shares of Common Stock of the Company with an expiration date of October 5, 2008, which was exercised pursuant to the terms thereof on October 3, 2008;

(lxxxiii)

The Warrant Certificate (No.W2006-014), dated October 5, 2005, issued to Stephen D. Seymour representing the right to purchase 30,000 shares of Common Stock of the Company with an expiration date of October 5, 2008, which was exercised pursuant to the terms thereof on October 3, 2008;

(lxxxiv)

The Warrant Certificate (No.W2006-015), dated October 11, 2005, issued to Ronald A. Hirsch representing the right to purchase 20,000 shares of Common Stock of the Company with an expiration date of October 11, 2008, which was exercised pursuant to the terms thereof on October 3, 2008;

(lxxxv)

The Warrant Certificate (No.W2006-016), dated October 11, 2005, issued to Stephen D. Seymour representing the right to purchase 20,000 shares of Common Stock of the Company with an expiration date of October 11, 2008, which was exercised pursuant to the terms thereof on October 3, 2008;

(lxxxvi)

The Warrant Certificate (No.W2006-017), dated October 20, 2005, issued to Ronald A. Hirsch representing the right to purchase 230,000 shares of Common Stock of the Company with an expiration date of October 20, 2008, which was exercised pursuant to the terms thereof on October 20, 2008; and

(lxxxvii)

The Warrant Certificate (No.W2006-018), dated October 20, 2005, issued to Stephen D. Seymour representing the right to purchase 230,000 shares of Common Stock of the Company with an expiration date of October 20, 2008, which was exercised pursuant to the terms thereof on October 20, 2008.

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October 22, 2008

Documents (lxxii) to (lxxxvii) are collectively referred as the “Hirsch/Seymour Warrants”. For purposes of this opinion, we have not reviewed any documents other than the documents listed in (i) through (lxxxvii) above. In particular, we have not reviewed, and express no opinion on, any document (other than the documents listed in (i) through (lxxxvii) above that is referred to or incorporated by reference into, the documents reviewed by us. We have assumed that there exists no provision in any document, agreement or record that we have not reviewed that bears upon or is contrary to or inconsistent with or would otherwise alter the opinions stated herein.

     In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein, and the additional matters related or assumed therein, all of which we have assumed to be true, complete, and accurate.

     Based solely upon our examination of and reliance upon the foregoing, and subject to the limitations, exceptions, qualifications and assumptions set forth below, we are of the opinion that as of the date hereof:

1.	the Shares are validly issued, fully paid and non-assessable shares of Common Stock;

2.	the SW Shares are validly issued, fully paid and non-assessable shares of Common Stock;

3.

upon exercise of the SW Warrants in accordance with their respective terms (including, without limitation, the payment of the applicable exercise price for the SW Warrant Shares), the SW Warrant Shares will be validly issued, fully paid and non-assessable shares of Common Stock;

4.

upon exercise of the Compensation Options in accordance with their respective terms (including, without limitation, the payment of the applicable exercise price for the Compensation Option Shares), the Compensation Option Shares will be validly issued, fully paid and non-assessable shares of Common Stock; and

5.

upon exercise of the Warrants in accordance with their respective terms (including, without limitation, the payment of the applicable exercise price for the Warrant Shares), the Warrant Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

     Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

A.

The foregoing opinion is limited to the laws of the State of Delaware as presently in effect, excluding the securities laws and antitrust laws thereof. We have not considered and express no opinion with regard to, or as to the effect of, laws, rules or regulations of any other jurisdiction, including the laws of any other state of the United States, federal laws of the United States (including, without limitation, federal laws and rules and regulations relating to securities), the laws of any foreign

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October 22, 2008

jurisdiction, and regulations of stock exchanges or of any other regulatory body.

B.

We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect.

C.

We assume that each director and officer of the Company executing a unanimous written consent or listed as attending a Board meeting referenced in this opinion letter was validly appointed and/or elected at the time each such action was taken by said officers and directors of the Company. In addition, we assume that all meetings of the Board referenced in the Board minutes listed above were duly called and validly held in accordance with the Bylaws of the Company.

D.

We assume that each of the promissory notes, credit agreements, and other contracts referenced above, and each warrant described above, is a valid, binding and enforceable agreement under the laws governing each such note, agreement, contract or warrant.

E.

We note that each of the Hirsch/Seymour Warrants is signed by one officer of the Company and assume for purposes of our opinions stated herein that a sole signature is effective under the law governing each of the Hirsch/Seymour Warrants notwithstanding the fact that the recital before the signature block of each Hirsch/Seymour Warrant contemplates that two officers of the Company will execute each of the Hirsch/Seymour Warrants.

F.	We assume that, in the case of Shares issued other than for cash, the Company received the consideration contemplated in the Board resolutions authorizing the issuance of such Shares.

G.

We assume that the Revised Modification Agreement that is referenced in the unanimous written consent of the Board, dated May 10, 2006, described in (xvi) above, was duly executed by the appropriate officers or representative of the Company and Nedbank and that each party performed its obligations thereunder.

H.	We assume that each of the Original Warrant Certificate and the November 8, 2005 Warrant Certificate were duly executed by the appropriate officers of the Company.

I.

We assume that, except for the issuance to Auramet of 506,410 Shares on October 17, 2007, pursuant to the exercise by Auramet of the Amended Auramet Warrants and the Auramet Replacement Warrants, the number of outstanding shares of Common Stock as set forth on page 28 of the Registration Statement under the caption “Description of Securities” reflects the number of issued and outstanding shares of Common Stock as of the date hereof. We further assume that Auramet exercised the Amended Auramet Warrants and the Auramet Replacement Warrants

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October 22, 2008

in accordance with their terms, including delivering to the Company the consideration required thereby.

J.

We have assumed that the Company has and/or will issue and deliver duly executed certificates in the form reviewed by us representing the shares of Common Stock constituting SW Shares, SW Warrant Shares, Compensation Option Shares, Warrant Shares or Shares, as the case may be, to each person or entity entitled thereto and that the issuance of such shares of Common Stock has been or will be reflected in the stock records of the Company.

K.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the prospectus included therein entitled “Legal Matters”. Except as set forth in the foregoing sentence, this opinion is rendered solely for your benefit in connection with the transactions described above and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent.

Very truly yours,

/s/ Potter Anderson & Corroon LLP